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                                                                     EXHIBIT 2.2


                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1 is entered into as of May 21, 1998 for the purpose of amending the Agreement and Plan of Merger dated as of April 6, 1998 (the "Merger Agreement") by and among Staples, Inc., a Delaware corporation (the "BUYER"), Musketeer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), Quill Corporation, a Delaware corporation (the "COMPANY"), and those stockholders of the Company listed on EXHIBIT A hereto, each of which is a signatory hereto (the "COMPANY STOCKHOLDERS"). Capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Merger Agreement.

         In consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties amend the Merger Agreement as follows:

         1. Article IV of the Merger Agreement is hereby amended to add the following section:

         "4.10    FUNDING OF SETTLEMENT AMOUNTS. The Buyer agrees that, at the
Closing, it shall cause to be paid by the Company, contribute to or otherwise make available to the Company and/or the Surviving Corporation, immediately available funds sufficient to satisfy the payment obligation to Arnold Miller, as Trustee of the Arnold Miller Revocable Trust dated May 11, 1983, pursuant to the Settlement Agreement between such stockholder and the Company dated April 6, 1998, as amended. The Parties agree that such payment is, and shall be, required to be funded by the Buyer, the Company and/or the Surviving Corporation at or following the Closing and shall not in any manner be deemed the obligation or responsibility of any Company




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Stockholder or the Company prior to the Closing. Any amount paid by the Company in respect of Dissenting Shares shall not reduce the Incremental Amount."

         2. Section 7.1 of the Merger Agreement is hereby amended to read in its entirety as follows:

         "7.1     DEMAND REGISTRATION. The Buyer shall use its Reasonable Best
Efforts to file with the Securities and Exchange Commission (the "SEC"), (i) within 60 days following the Closing, a registration statement on Form S-3 (or its successors) (or Form S-1, if Form S-3 (or its successor) is then unavailable to the Buyer) covering the resale to the public by the Rightsholders (as defined below) of up to 50% of the Registrable Shares (as defined below) (the "INITIAL STOCKHOLDER REGISTRATION STATEMENT"), and (ii) at the request of any of the Stockholder Representatives after the first anniversary of the Closing, a second registration statement on Form S-3 covering the resale to the public by the Rightsholders of the balance of the Registrable Shares or any portion thereof (the "SECOND STOCKHOLDER REGISTRATION STATEMENT" and, with the Initial Stockholder Registration Statement, the "Stockholder Registration Statements"). The Buyer shall use its Reasonable Best Efforts to cause each Stockholder Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof, PROVIDED that the Initial Stockholder Registration Statement shall not be declared effective until after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released. The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statements to remain effective until the second anniversary of the Closing Date or such earlier time as all of the Registrable Shares covered by the Stockholder Registration Statements have been sold pursuant thereto. For purposes of this Agreement, "REGISTRABLE SHARES" shall mean (i) the Merger Shares and (ii) the shares of Buyer Common Stock issued in the transactions contemplated by the Real Estate Agreements."

         3. Sections 7.2 through 7.10 of the Merger Agreement are hereby amended by replacing the phrase "Merger Shares", wherever it appears, with the phrase "Registrable Shares."

         4. Section 7.2(b) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  "(b) Subject to the provisions of Section 7.2(c), the Buyer shall offer each Company Stockholder and each person or entity acquiring shares of Buyer Common Stock in the transactions contemplated by the Real Estate Agreements

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(collectively, the "RIGHTSHOLDERS") the opportunity to include in such registration all or such lesser amount of its Registrable Shares (other than those covered by a Stockholder Registration Statement then in effect) as each Rightsholder may request. Upon request of one or more such holders given in writing within 10 days after receipt of the notice described under clause (a) above, the Buyer, subject to the provisions of clause (d), shall cause any such Registrable Shares specified by such Rightsholder to be included in the registration statement."

         5. Sections 7.2(c) through 7.10 of the Merger Agreement are hereby amended by replacing the phrases "Company Stockholder" and "Company Stockholders", wherever they appear, with the phrases "Rightsholder" and "Rightsholders", respectively.

         6. Section 9.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

         "9.2.    THIRD PARTY BENEFICIARIES. This Agreement (other than Sections
4.8 and 4.10 and Article VII) shall not confer any rights or remedies upon any person other than the Parties and their respective successors, heirs, representatives and permitted assigns."

         7. Article IX of the Merger Agreement is hereby amended to add the following section:

         "9.14.   TRUSTEE EXCULPATION. When this Agreement is executed by the trustee of any trust, such execution is by the trustee, not individually but solely as trustee in the exercise of and under the power and authority conferred upon and invested in such trustee, and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by the Parties by their execution hereof (provided that this shall not be construed to relieve the trust of any such liability).

         8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                       STAPLES, INC.


                                       By: /s/ John J. Mahoney
                                           -------------------------------------

                                       Title:
                                              ----------------------------------


                                       MUSKETEER ACQUISITION CORP.


                                       By: /s/ John J. Mahoney
                                           -------------------------------------

                                       Title:
                                              ----------------------------------


                                       QUILL CORPORATION


                                       By: /s/ Jack Miller
                                           -------------------------------------

                                       Title: President
                                              ----------------------------------





                                       Jack Miller as trustee of the Jack Miller
                                       Trust dated January 18, 1984



                                       By: /s/ Jack Miller
                                           -------------------------------------





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                                       Harvey L. Miller as trustee of the
                                       Harvey L. Miller Trust dated
                                       January 21, 1983


                                       By: /s/ Harvey L. Miller
                                           -------------------------------------

                                       THE NORTHERN TRUST
                                       COMPANY, AS
                                       TRUSTEE OF EACH OF
                                       EACH OF THE TRUSTS
                                       LISTED BELOW:


                                       By: /s/ Arthur W. Gergets
                                           -------------------------------------

                                       Name: Arthur W. Gergets
                                             -----------------------------------

                                       Title: Vice President
                                              ----------------------------------

                                       Jack Miller Family Trust #1 dated May
                                       31, 1983 F/B/O Judith N. Bernstein

                                       Jack Miller Family Trust #1 dated May
                                       31, 1983 F/B/O Sharon A. Ring

                                       Jack Miller Family Trust #2 dated May
                                       31, 1983

                                       Harvey L. Miller Family Trust #1 dated
                                       May 21, 1983 F/B/O Ronald Jeffrey
                                       Miller

                                       Harvey L. Miller Family Trust #1 dated
                                       May 21, 1983 F/B/O Lori Susan Miller

                                       Harvey L. Miller Family Trust #1 dated
                                       May 21, 1983 F/B/O Steven Neil Miller




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                                       Harvey L. Miller Family Trust #2 dated
                                       May 21, 1983

                                       Jack Miller 1991 Term Trust #3 dated
                                       July 31, 1991

                                       Harvey L. Miller 1991 Term Trust #3
                                       dated July 31, 1991

                                       Jack Miller Family Trust #2 dated
                                       May 31, 1983 F/B/O Judith N.
                                       Bernstein

                                       Jack Miller Family Trust #2 dated May
                                       31, 1983 F/B/O Sharon A. Ring

                                       Harvey L. Miller Family Trust #2 dated
                                       May 31, 1983 F/B/O Lori Susan Miller

                                       Harvey L. Miller Family Trust #2 dated
                                       May 31, 1983 F/B/O Steven Neil Miller

                                       Jack Miller Family Trust #4 dated July
                                       31, 1991 F/B/O Judith N. Bernstein

                                       Jack Miller Family Trust #4 dated July
                                       31, 1991 F/B/O Sharon A. Ring

                                       Harvey L. Miller Family Trust #4 dated
                                       July 31, 1991 F/B/O Lori Susan Miller

                                       Harvey L. Miller Family Trust #4 dated
                                       July 31, 1991 F/B/O Steven Neil Miller

                                       Harvey L. Miller Family Trust #4 dated
                                       July 31, 1991 F/B/O Ronald Jeffrey
                                       Miller




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